UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CUTTER & BUCK INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington	91-1474587
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)
701 North 34th Street, Suite 400	Michael Gats
Seattle, Washington 98103	701 North 34th Street, Suite 400
(Address of Principal Executive Offices,	Seattle, Washington 98103
including zip code)	(206) 622-4191
(Name, address and telephone number, including area code, of agent for service)

Cutter & Buck Inc. 2006 Equity Incentive Plan
(Full Title of Plans)

Copies to:
Michael E. Morgan
William W. Lin
Lane Powell PC
1420 Fifth Avenue, Suite 4100
Seattle, Washington 98101-2338

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee (3)
Common Stock, no par value	1,384,778	$10.255	$6,153,000	$658.37

(1)                                  Represents the maximum number of shares which are or which may become available for issuance pursuant to the Cutter & Buck Inc. 2006 Equity Incentive Plan (the “2006 Plan”), which consists of (a) 600,000 newly authorized shares, (b) 352,086 shares remaining available for issuance pursuant the Registrant’s 1997 Stock Incentive Plan, 1999 Non-Employee Director Stock Incentive Plan and 2000 Stock Incentive Plan (collectively, the “Prior Plans”) as of August 10, 2006, and (c) up to a maximum of 432,692 shares subject to outstanding awards under the Prior Plans as of August 10, 2006, which shares may again become available for issuance (to the extent that the awards to which they are subject are cancelled, expire or are forfeited for any reason) pursuant to the terms of the 2006 Plan. This Registration Statement also covers an indeterminate amount of interests related to the Common Stock to be issued under the 2006 Plan  and  an indeterminate number of additional shares of Common Stock which may be necessary to adjust the number of shares of common stock reserved for issuance pursuant to the 2006 Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

(2)                                  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”).  The price per share is estimated to be $10.255 based on the average of the high ($10.29) and low ($10.22) sales prices for the Registrant’s Common Stock on November 20, 2006 as reported on the Nasdaq Global Market.

(3)                                  Represents the amount of registration fee payable for 600,000 of the 1,384,778 shares being registered hereby under the 2006 Plan. The registration fees for the remaining 784,778 shares registered hereby (the “Carryover Shares”) were previously paid in connection with the Registrant’s registration statements on Form S-8 relating to the Prior Plans filed with the SEC on (i) December 23, 1997 (Registration No. 333-43145), (ii) October 8, 1999 (Registration No. 333-88627), (iii) October 19, 2000 (Registration No. 333-48264), and (iv) November 2, 2005 (Registration No. 333-129399) (collectively, the “Prior Registration Statements”).  The Carryover Shares and the $5,346.19 paid by the Registrant with respect to the Prior Plans are being carried over to this Registration Statement in accordance with Instruction E to Form S-8. Accordingly, no additional registration fee is payable with respect to the Carryover Shares.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Cutter & Buck Inc. (the “Registrant” or “Company”), a Washington corporation, to register: (a) 600,000 shares of its common stock, no par value (the “Common Stock”), issuable to directors, officers, employees, and consultants of the Company under the Cutter & Buck Inc. 2006 Equity Incentive Plan (the “2006 Plan”); (b) 352,086 shares of Common Stock remaining available for issuance pursuant to the Company’s 1997 Stock Incentive Plan, 1999 Non-Employee Director Stock Incentive Plan, and 2000 Stock Incentive Plan (the “Prior Plans”) as of August 10, 2006; and (c) up to a maximum of 432,692 shares subject to outstanding awards under the Prior Plans as of August 10, 2006, which shares may become available for issuance pursuant to the terms of the 2006 Plan in the event that the awards to which they are subject are cancelled, expire or are forfeited for any reason.  The 784,778 shares under the Prior Plans (the “Carryover Shares”) were previously registered in connection with the Company’s registration statements on Form S-8 filed with the Commission on (i) December 23, 1997 (Registration No. 333-43145), (ii) October 8, 1999 (Registration No. 333-88627), (iii) October 19, 2000 (Registration No. 333-48264), and (iv) November 2, 2005 (Registration No. 333-129399) (collectively, the “Prior Registration Statements”) and are being carried forward and deemed covered by this Registration Statement. The Prior Plans will remain in effect with respect to all outstanding options or other equity awards granted under the Prior Plans which have not been exercised, terminated, expired, or forfeited in accordance with the terms of such grants.  Following the filing of this Registration Statement, the Carryover Shares will no longer be available for new awards under the Prior Plans.  Consequently, the Carryover Shares and the corresponding portion of the fees paid by the Company with respect to the Prior Registration Statements are being carried over to this Registration Statement in accordance with Instruction E to Form S-8.  The contents of the Prior Registration Statements filed with respect to the Prior Plans are, to the extent not modified herein, hereby incorporated by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

     Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

Item   2.    Registrant  Information  and  Employee  Plan  Annual Information.

     Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

PART II

INFORMATION REQUIRED IN
THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a)                                                                                  The Registrant’s latest Annual Report on Form 10-K for the year ended April 30, 2006 filed with the Commission on June 30, 2006 and subsequently amended on August 25, 2006;

(b)                                                                                 All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above, including the Registrant’s definitive proxy statement filed with the Commission on September 12, 2006, the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2006 filed with the Commission on September 7, 2006, and the Registrant’s Current Reports on Form 8-K filed with the Commission on September 7, 2006, October 18, 2006 and October 25, 2006; and

(c)                                                                                  The description of the Company’s Common Stock contained in Amendment No. 1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-81145) filed with the Commission on July 20, 1999, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Certain legal matters with respect to the validity of the common stock offered hereby are being passed upon by Lane Powell PC, Seattle, Washington. Attorneys who are shareholders or employed by Lane Powell PC who have provided advice with respect to this matter own 3,712 shares of Cutter & Buck common stock.

Item 6.  Indemnification of Directors and Officers.

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act.  Article 11 of the Registrant’s Restated Articles of Incorporation provides for indemnification of the Registrant’s directors, officers and employees and agents to the fullest extent permitted by Washington law.

Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director’s liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.  Article 10 of the Registrant’s Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director’s liability to the Registrant and its shareholders.

Officers and directors of the Registrant are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged “wrongful acts,” including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit
Number	Description
5.1	Opinion of Lane Powell PC regarding the legality of the Common Stock being registered
10.1	Cutter & Buck Inc. 2006 Equity Incentive Plan (incorporated by reference to the Registrant’s definitive proxy statement filed with the Commission on September 12, 2006)
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of Lane Powell PC (included in opinion filed as Exhibit 5.1)
24.1	Power of Attorney (see signature page)

Item 9.  Undertakings.

A.            The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs A.(1)(i) and A.(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 22nd day of November, 2006.

CUTTER & BUCK INC
/s/ ERNEST R. JOHSON
By:	Ernest R. Johnson
Its:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Ernest R. Johnson and Michael Gats, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments, and any related Rule 462(b) registration statement and any amendment thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 17th day of November, 2006.

SIGNATURE	TITLE
/s/ DOUGLAS G. SOUTHERN	Chairman of the Board and Director
Douglas G. Southern
/s/ ERNEST R. JOHNSON	Chief Executive Officer and Director
Ernest R. Johnson	(Principal Executive Officer)
/s/ MICHAEL GATS	Chief Financial Officer, Vice President and Corporate Secretary
Michael Gats	(Principal Financial and Accounting Officer)
/s/ HENRY L. KOTKINS, JR.	Director
Henry L. Kotkins, Jr.
/s/ LARRY C. MOUNGER	Director
Larry C. Mounger
/s/ THOMAS F. O’RIORDAN	Director
Thomas F. O’Riordan
/s/ WHITNEY R. TILSON	Director
Whitney R. Tilson
/s/ JAMES C. TOWNE	Director
James C. Towne

INDEX TO EXHIBITS

Exhibit
Number	Description
5.1	Opinion of Lane Powell PC regarding the legality of the Common Stock being registered
10.1	Cutter & Buck Inc. 2006 Equity Incentive Plan (incorporated by reference to the Registrant’s definitive proxy statement filed with the Commission on September 12, 2006)
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of Lane Powell PC (included in opinion filed as Exhibit 5.1)
24.1	Power of Attorney (see signature page)